Exhibit 99.1

Lands' End Announces Fourth Quarter and Fiscal 2016 Results

DODGEVILLE, Wis., March 21, 2017 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ: LE) today announced financial results for the fourth quarter and fiscal year ended January 27, 2017.

Fourth Quarter Fiscal 2016 Highlights:

•
Net revenue for fourth quarter 2016 was $458.8 million as compared to $473.5 million in the fourth quarter last year. Direct segment net revenue decreased 2.6% to $398.5 million, as compared to the same period last year. Retail segment net revenue decreased 6.3% to $60.3 million, as compared to the same period last year, primarily due to fewer Lands' End Shops at Sears and a 1.7% decrease in same store sales.

•
Gross margin for fourth quarter 2016 was 38.6% as compared to 42.0% in the fourth quarter last year. During the quarter, the Company wrote down $2.3 million of prior-season inventory from the Company's Canvas by Lands' End brand, which had a 50 basis point negative impact on gross margin.

•	Net loss for fourth quarter 2016 was $94.8 million, or $2.96 per share, compared to a net loss of $39.5 million, or $1.23 per share in the fourth quarter of fiscal 2015.

•
Adjusted net income(1) for fourth quarter 2016, excluding a $173.0 million ($107.8 million after-tax) non-cash impairment charge related to the write-down of the Lands’ End trade name, an indefinite-lived intangible asset, was $13.0 million, or $0.41 per share. For the fourth quarter of fiscal 2015, Adjusted net income(1), excluding a $98.3 million ($62.0 million after-tax) non-cash impairment charge related to the write-down of the Lands' End trade name was $22.6 million, or $0.71 per share.

•	Adjusted EBITDA(2) was $30.7 million for fourth quarter 2016 compared to $48.1 million for fourth quarter fiscal 2015.

Full Year Fiscal 2016 Highlights:

•
Net revenue for fiscal 2016 was $1.34 billion as compared to $1.42 billion in fiscal 2015. Direct segment net revenue decreased 5.4% to $1.15 billion. Retail segment net revenue decreased 8.9% to $186.4 million due to a 6.0% decrease in same store sales and a reduction in the number of Lands' End Shops at Sears.

•
Gross margin for fiscal 2016 was 43.2% this year as compared to 46.0% last year. During the third and fourth quarters of fiscal 2016, the Company wrote down a total of $6.7 million of prior-season inventory from the Company's Canvas by Lands' End brand, which had a 50 basis point negative impact on gross margin.

•
Net loss for fiscal 2016 was $109.8 million, or $3.43 per share, as compared to net loss of $19.5 million, or $0.61 per share, for the same period last year. Net loss for fiscal 2016 also included $1.2 million in non-recurring personnel costs, net of reversals, primarily related to the departure of the Company's former Chief Executive Officer.

•
Adjusted net loss(1) for fiscal 2016, excluding a $173.0 million ($107.8 million after-tax) non-cash impairment charge related to the Lands’ End trade name and the final reversal of the product recall accrual ($0.2 million), was $2.1 million, or $0.06 per share. Adjusted net income(1), excluding a $98.3 million ($62.0 million after-tax) non-cash impairment charge related to the write-down of the Lands' End trade name and the $3.4 million ($2.1 million after-tax) benefit from the reversal of a product recall accrual, was $40.4 million, or $1.26 per share for fiscal 2015.

Exhibit 99.1

•	Adjusted EBITDA(2) for fiscal 2016 was $39.8 million compared to $107.3 million in fiscal 2015.

Jerome Griffith, Chief Executive Officer, stated, "We saw sequential improvement in our fourth quarter results, attributable to recent initiatives across merchandising, marketing and e-commerce. In order to drive long-term success, we need to strengthen our competitive position and develop and execute a strategic plan that leverages our iconic brand heritage, as well as our well-established e-commerce platform. To that end, we will create enhanced product assortments, develop and communicate a clear and consistent brand identity across channels, and better leverage our distribution channels. Overall, we will be focused on enhancing the business in ways that will drive growth, profitability and shareholder value over the long-term."

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $213.1 million as of January 27, 2017, compared to $228.4 million as of January 29, 2016. Net cash provided by operations was $23.7 million for fiscal 2016, compared to net cash provided by operations of $35.9 million for the same period last year.

Inventory decreased 1.2% to $325.3 million as of January 27, 2017, from $329.2 million as of January 29, 2016.

The Company had $155.3 million of availability under its asset-based senior secured credit facility and had $490.0 million of Long-term debt, net as of January 27, 2017.

Conference Call

The company will host a conference call on Tuesday, March 21, 2017 at 8:00 a.m. ET to review its fourth quarter and fiscal year financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.

About Lands’ End, Inc.

Lands' End, Inc. (NASDAQ: LE) is a leading multi-channel retailer of clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com and affiliated specialty and international websites, and through retail locations, primarily at Lands' End Shops at Sears® and standalone Lands' End Stores. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for men, women, kids and the home.

Forward-Looking Statements

Results are unaudited. This press release contains forward-looking statements, including statements about our strategies and our opportunities for growth. Forward-looking statements are based upon the current beliefs and expectations of our management and are subject to assumptions, uncertainties and significant risks that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals and objectives. There can be no assurance that any of our initiatives will be successful. The following additional factors, among others, could cause our actual results, performance, and achievements to differ from those described in the forward-looking statements: our ability to offer merchandise and services that customers want to purchase, including a product assortment with improved fit and quality, changes in customer preference from our branded merchandise; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to direct mail catalogs and digital/social media marketing efforts; the success of our efforts to improve catalog quality and optimize catalog productivity; the success of our overall marketing strategies, some of which, if successful, may not produce positive results in the short term; the success of our efforts to optimize promotions to drive sales and maximize gross margin dollars; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of

Exhibit 99.1

our ERP implementation; the success of our efforts to grow and expand into new markets and channels; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; the performance of our "store within a store" business; if Sears Holdings Corporation ("Sears Holdings") sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands' End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the seasonal nature of our business; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; our exposure to periodic litigation and other regulatory proceedings, including with respect to product liability claims; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; our failure to retain our executive management team and to attract qualified new personnel; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the inability of our past performance generally, as reflected on our historical financial statements, to be indicative of our future performance; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings ("Separation") and other losses of benefits associated with being a subsidiary of Sears Holdings; the failure of Sears Holdings or its subsidiaries to perform under various transaction agreements or our failure to have necessary systems and services in place when certain of the transaction agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement; our agreements related to the Separation and certain agreements related to our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received better terms from an unaffiliated third party; our inability to engage in certain corporate transactions after the Separation; the ability of our principal shareholders to exert substantial influence over us; adverse effects of the Separation on our business; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; declines in our stock price due to the eligibility of a number of our shares of common stock for future sale; our inability to pay dividends; stockholders' percentage ownership in Lands' End may be diluted in the future and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended January 29, 2016 and other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS

Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

Exhibit 99.1

LANDS’ END, INC.
Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	January 27, 2017	January 29, 2016
ASSETS
Current assets
Cash and cash equivalents	$213,108	$228,368
Restricted cash	3,300	3,300
Accounts receivable, net	39,284	32,061
Inventories, net	325,314	329,203
Prepaid expenses and other current assets	26,394	23,618
Total current assets	607,400	616,550
Property and equipment, net	122,836	109,831
Goodwill	110,000	110,000
Intangible asset, net	257,000	430,000
Other assets	17,155	15,145
Total assets	$1,114,391	$1,281,526
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$162,408	$146,097
Other current liabilities	86,446	83,992
Total current liabilities	248,854	230,089
Long-term debt, net	490,043	493,838
Long-term deferred tax liabilities	90,467	157,252
Other liabilities	13,615	15,838
Total liabilities	842,979	897,017
Commitments and contingencies
Stockholders’ equity
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 32,029,359, 31,991,668, respectively	320	320
Additional paid-in capital	343,971	344,244
Retained earnings	(60,453)	49,329
Accumulated other comprehensive loss	(12,426)	(9,384)
Total stockholders’ equity	271,412	384,509
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,114,391	$1,281,526

Exhibit 99.1

LANDS’ END, INC.
Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
(in thousands except per share data)	January 27, 2017	January 29, 2016	January 27, 2017	January 29, 2016
REVENUES
Net revenue	$458,841	$473,543	$1,335,760	$1,419,778
Cost of sales (excluding depreciation and amortization)	281,906	274,433	759,352	767,189
Gross profit	176,935	199,110	576,408	652,589

Selling and administrative	146,285	151,040	536,576	545,301
Depreciation and amortization	5,584	4,525	19,003	17,399
Intangible asset impairment	173,000	98,300	173,000	98,300
Other operating expense (income), net	500	39	460	(3,327)
Operating loss	(148,434)	(54,794)	(152,631)	(5,084)
Interest expense	6,137	6,211	24,630	24,826
Other expense (income), net	3,032	(461)	1,619	(671)
Loss before income taxes	(157,603)	(60,544)	(178,880)	(29,239)
Income tax benefit	(62,782)	(21,086)	(69,098)	(9,691)
NET LOSS	$(94,821)	$(39,458)	$(109,782)	$(19,548)
NET LOSS PER COMMON SHARE ATTRIBUTABLE TO STOCKHOLDERS
Basic:	$(2.96)	$(1.23)	$(3.43)	$(0.61)
Diluted:	$(2.96)	$(1.23)	$(3.43)	$(0.61)

Basic weighted average common shares outstanding	32,029	31,992	32,021	31,979
Diluted weighted average common shares outstanding	32,029	31,992	32,021	31,979

Exhibit 99.1

Use and Definition of Non-GAAP Financial Measures
1Adjusted net income (loss) and Adjusted earnings per share - As a result of the intangible asset impairment and the impacts of product recall, the Company is presenting a reconciliation of Net income and Earnings per share determined in accordance with accounting principles generally accepted in the United States (“GAAP”) to Adjusted Net income and Adjusted Earnings per share which excludes the impact of the intangible asset impairment and the product recall.
2Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.
3The sum of net income (loss) and adjustments per diluted common share may not equal the Adjusted earnings per share due to rounding.

While Adjusted net income (loss) 1, Adjusted earnings (loss) per share1 and Adjusted EBITDA2 are non-GAAP measurements, management believes that they are important indicators of operating performance, and useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs, and

◦
For the 13 and 52 weeks ended January 27, 2017 and January 29, 2016, we exclude the loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦
For the 13 and 52 weeks ended January 27, 2017 and January 29, 2016 we exclude the impairment of our indefinite-lived trade name asset as this is a non-cash charge that is an unusual event that affects the comparability of our financial results.

◦
For the 52 weeks ended January 27, 2017 and January 29, 2016, an amount of a previously recorded recall was reversed due to lower than estimated customer return rates for the recalled products despite our efforts to contact impacted customers. These are unusual events that affect the comparability of our financial results.

Exhibit 99.1

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended
(in thousands except per share data)	January 27, 2017		January 29, 2016
	Amount	per Common Share	Amount	per Common Share
Net loss	$(94,821)	$(2.96)	$(39,458)	$(1.23)
Intangible asset impairment, net of tax	107,831	3.37	62,017	1.94
Adjusted net income and earnings per share (1)	$13,010	$0.41	$22,559	$0.71

	52 Weeks Ended
(in thousands except per share data)	January 27, 2017		January 29, 2016
	Amount	per Common Share	Amount	per Common Share
Net loss	$(109,782)	$(3.43)	$(19,548)	$(0.61)
Intangible asset impairment, net of tax	107,831	3.37	62,017	1.94
Product recall, net of tax	(125)	—	(2,063)	(0.06)
Adjusted net (loss) income and (loss) earnings per share (1)(3)	$(2,076)	$(0.06)	$40,406	$1.26

	13 Weeks Ended
	January 27, 2017		January 29, 2016
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net loss	$(94,821)	(20.7)%	$(39,458)	(8.3)%
Income tax benefit	(62,782)	(13.7)%	(21,086)	(4.5)%
Other expense (income), net	3,032	0.7%	(461)	(0.1)%
Interest expense	6,137	1.3%	6,211	1.3%
Operating loss	(148,434)	(32.3)%	(54,794)	(11.6)%
Intangible asset impairment	173,000	37.7%	98,300	20.8%
Depreciation and amortization	5,584	1.2%	4,525	1.0%
Loss on disposal of property and equipment	500	0.1%	39	—%
Adjusted EBITDA (2)	$30,650	6.7%	$48,070	10.2%

Exhibit 99.1

	52 Weeks Ended
	January 27, 2017		January 29, 2016
(in thousands)	$’s	% of Net Sales	$’s	% of Net Sales
Net loss	$(109,782)	(8.2)%	$(19,548)	(1.4)%
Income tax benefit	(69,098)	(5.2)%	(9,691)	(0.7)%
Other expense (income), net	1,619	0.1%	(671)	—%
Interest expense	24,630	1.8%	24,826	1.7%
Operating loss	(152,631)	(11.4)%	(5,084)	(0.4)%
Intangible asset impairment	173,000	13.0%	98,300	6.9%
Depreciation and amortization	19,003	1.4%	17,399	1.2%
Product recall	(212)	—%	(3,371)	(0.2)%
Loss on disposal of property and equipment	672	0.1%	44	—%
Adjusted EBITDA (2)	$39,832	3.0%	$107,288	7.4%

Exhibit 99.1

LANDS’ END, INC.
Consolidated and Combined Statements of Cash Flows
for Fiscal Years Ended
(Unaudited)

(in thousands)	January 27, 2017	January 29, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(109,782)	$(19,548)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,003	17,399
Intangible asset impairment	173,000	98,300
Product recall	(212)	(3,371)
Amortization of debt issuance costs	1,712	1,741
Loss on disposal of property and equipment	672	44
Stock-based compensation	2,230	2,395
Deferred income taxes	(67,253)	(22,670)
Change in operating assets and liabilities:
Inventories	755	(29,819)
Accounts payable	16,951	10,005
Other operating assets	(12,356)	3,462
Other operating liabilities	(1,027)	(22,047)
Net cash provided by operating activities	23,693	35,891
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	47	—
Purchases of property and equipment	(33,319)	(22,224)
Net cash used in investing activities	(33,272)	(22,224)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(5,150)	(5,150)
Net cash used in financing activities	(5,150)	(5,150)
Effects of exchange rate changes on cash	(531)	(1,603)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15,260)	6,914
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	228,368	221,454
CASH AND CASH EQUIVALENTS, END OF YEAR	$213,108	$228,368
SUPPLEMENTAL INFORMATION:
Supplemental Cash Flow Data:
Unpaid liability to acquire property and equipment	$8,419	$8,182
Income taxes paid	$3,653	$23,991
Interest paid	$22,484	$22,690

Exhibit 99.1

Financial information by segment is presented in the following tables for the 13 and 52 weeks ended January 27, 2017 and January 29, 2016.

	13 Weeks Ended		52 Weeks Ended
(in thousands)	January 27, 2017	January 29, 2016	January 27, 2017	January 29, 2016
Net revenue
Direct	$398,489	$409,107	$1,149,149	$1,214,993
Retail	60,314	64,400	186,390	204,566
Corporate/ other	38	36	221	219
Total Net revenue	$458,841	$473,543	$1,335,760	$1,419,778

	13 Weeks Ended		52 Weeks Ended
(in thousands)	January 27, 2017	January 29, 2016	January 27, 2017	January 29, 2016
Adjusted EBITDA(2):
Direct	$37,065	$56,620	$78,582	$141,936
Retail	1,503	387	(5,560)	(520)
Corporate/ other	(7,918)	(8,937)	(33,190)	(34,128)
Total Adjusted EBITDA(2)	$30,650	$48,070	$39,832	$107,288